The Money Market Portfolios
777 Mariners Island Blvd.
San Mateo, CA 94404

The undersigned hereby subscribes for the purchase of 100 shares of beneficial interest of The Money Market Portfolio (hereinafter referred to as the "Portfolio"), a series of The Money Market Portfolios (hereinafter referred to as the "Trust"), at a price of $1.00 per share for a total investment of $100 (hereinafter referred to as the "Shares"). In connection with said subscription, the undersigned hereby represents that:

1. There is no present reason to anticipate any change in circumstances or any other occasion or event which would cause the undersigned to sell or redeem the Shares shortly after the purchase thereof.

2. There are no agreements or arrangements between the undersigned and the Trust, or any of its officers, trustees, employees or its investment manager or any affiliated persons thereof with respect to the resale, future distribution or redemption of the Shares.

3. The sale of the Shares will only be made by redemption to the Portfolio and not by a transfer to any third party.

4. The undersigned is aware that in issuing and selling these Shares, the Trust is relying upon the aforementioned representations.

5. The undersigned is fully aware that the organization expenses of the Portfolio, including the costs and expenses of registration of the Trust under the Investment Company Act of 1940, are being charged to the operation of the Portfolio over a period of five years commencing from the effective date of the Trust's Registration Statement, and that in the event the undersigned redeems any portion of these Shares during said amortization period, the undersigned will reimburse the Portfolio for the pro rata share of the unamortized organization expenses (by a reduction of the redemption proceeds) in the same proportion as the number of Shares being redeemed bear to the total number of remaining initial Shares acquired by the undersigned hereunder.


                                  FRANKLIN RESOURCES, INC.

Dated: July 22,  1992             By: /s/ Harmon E. Burns
                                          Harmon E. Burns

                                  Title: Executive Vice President
The Money Market Portfolios
777 Mariners Island Blvd.
San Mateo, CA 94404

The undersigned hereby subscribes for the purchase of 100,000 shares of beneficial interest of The U.S. Treasury Money Market Portfolio (hereinafter referred to as the "Portfolio"), a series of shares of the Money Market Portfolios (hereinafter referred as the "Trust"), at a price of $l.00 per share for a total investment of $100,000 (hereinafter referred to as the "Shares"). In connection with said subscription, the undersigned hereby represents that:

1. There is no present reason to anticipate any change in circumstances or any other occasion or event which would cause the undersigned to sell or redeem the Shares shortly after the purchase thereof.

2. There are no agreements or arrangements between the undersigned and the Trust, or any of its officers, trustees, employees or its investment manager or any affiliated persons thereof with respect to the resale, future distribution or redemption of the Shares.

3. The sale of the Shares will only be made by redemption to the Portfolio and not by a transfer to any third party.

4. The undersigned is aware that in issuing and selling these Shares, the Trust is relying upon the aforementioned representations.

5. The undersigned is fully aware that the organization expenses of the Portfolio, including the costs and expenses of registration of the Trust under the Investment Company Act of 1940, are being charged to the operation of the Portfolio over a period of five years commencing from the effective date of the Trust's Registration Statement, and that in the event the undersigned redeems any portion of these Shares during said amortization period, the undersigned will reimburse the Portfolio for the pro rata share of the unamortized organization expenses (by a reduction of the redemption proceeds) in the same proportion as the number of Shares being redeemed bear to the total number of remaining initial Shares acquired by the undersigned hereunder.

                                          FRANKLIN RESOURCES, INC.

Dated: July 22, 1992                      By: /s/ Harmon E. Burns
                                                  Harmon E. Burns

                                          Title: Executive Vice President


The Money Market Portfolios
777 Mariners Island Blvd.
San Mateo, CA 94404

The undersigned hereby subscribes for the purchase of 100 shares of beneficial interest of The U.S. Government Securities Money Market Portfolio (hereinafter referred to as the "Portfolio"), a series of shares of the Money Market Portfolios (hereinafter referred as the "Trust"), at a price of $1.00 per share for a total investment of $100 (hereinafter referred to as the "Shares"). In connection with said subscription, the undersigned hereby represents that:

1. There is no present reason to anticipate any change in circumstances or any other occasion or event which would cause the undersigned to sell or redeem the Shares shortly after the purchase thereof.

2. There are no agreements or arrangements between the undersigned and the Trust, or any of its officers, trustees, employees or its investment manager or any affiliated persons thereof with respect to the resale, future distribution or redemption of the Shares.

3. The sale of the Shares will only be made by redemption to the Portfolio and not by a transfer to any third party.

4. The undersigned is aware that in issuing and selling these Shares, the Trust is relying upon the aforementioned representations.

5. The undersigned is fully aware that the organization expenses of the Portfolio, including the costs and expenses of registration of the Trust under the Investment Company Act of 1940, are being charged to the operation of the Portfolio over a period of five years commencing from the effective date of the Trust's Registration Statement, and that in the event the undersigned redeems any portion of these Shares during said amortization period, the undersigned will reimburse the Portfolio for the pro rata share of the unamortized organization expenses (by a reduction of the redemption proceeds) in the same proportion as the number of shares being redeemed bear to the total number of remaining initial Shares acquired by the undersigned hereunder.

                                  FRANKLIN RESOURCES, INC.

Dated: July 22, 1992              By: /s/ Harmon E. Burns
                                          Harmon E. Burns

                                  Title: Executive Vice President